UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

James River Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	45-2579623
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

For correspondence, please contact:

Jillian Ivey Sidoti, Esq.
38730 Sky Canyon Drive – Ste A
Murrieta, CA 92563

(323) 799-1342 (phone)
jillian@jilliansidoti.com

2847 S. Ingram Mill, Suite B100
Springfield, MO 65804
 (Address of principal executive offices)

417-881-7818
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See the disclosure under Items 2.01 of this report on Form 8-K, which is incorporated herein by reference. The agreements and transactions entered into were not arms-length as our CEO is a principal in all of the organizations listed below.

Item 2.01 Completion of Acquisition of Disposition of Assets

On August 15, 2012, James River Holdings Corporation (the “Company”) through its subsidiary Property Partners, LLC entered into an agreement to acquire all the assets of Springfield Property Management, Inc. including 12 single-family residential houses and nine undeveloped acres of land valued at $1,530,141 in exchange for the assumption of $1,197,896 of mortgages secured by first deeds of trust on the properties. The transaction was completed on September 25, 2012.

On August 15, 2012, James River Holdings Corporation through its subsidiary Property Partners, LLC entered into an agreement to acquire 92 single-family residential houses and two residential duplexes from Springfield Real Estate Fund 2009, LLC valued at $7,316,523  in exchange for 9,666,667 shares of stock and the assumption of $4,738,782 of mortgages secured by first deeds of trust on the properties. The transaction was completed on September 25, 2012.

On August 15, 2012, James River Holdings Corporation through its subsidiary Property Partners, LLC entered into an agreement to acquire 28 single-family residential houses from Springfield Real Estate Fund B-09, LLC valued at $2,346,758  in exchange for 3,333,334 shares of stock and the assumption of $1,529,492 of mortgages secured by first deeds of trust on the properties. The transaction was completed on September 25, 2012.

On August 15, 2012, James River Holdings Corporation through its subsidiary Property Partners, LLC entered into an agreement to acquire 26 single-family residential houses from Wilson Creek Real Estate Fund, LLC valued at $2,364,113 in exchange for 3,329,333 shares of stock and the assumption of $1,386,815 of mortgages secured by first deeds of trust on the properties. The transaction was completed on September 25, 2012.

On August 15, 2012, James River Holdings Corporation through its subsidiary Property Partners, LLC entered into an agreement to acquire 29 single-family residential houses from Railey Creek Real Estate Fund, LLC valued at $2,463,455 in exchange for 3,331,667 shares of stock and the assumption of $1,542,102 of mortgages secured by first deeds of trust on the properties. The transaction was completed on September 25, 2012.

On August 15, 2012 James River Holdings Corporation through its subsidiary Property Partners, LLC entered into an agreement to acquire 28 single-family residential houses from Jordan Creek Real Estate Fund, LLC valued at $2,415,300  in exchange for 500,000 shares of stock and the assumption of $1,871,195 of mortgages secured by first deeds of trust on the properties. The transaction was completed on September 25, 2012.

In summary, the above transactions resulted in the acquisition of 216 houses and nine acres of undeveloped land. These assets we believe are value of $18,436,290. The company issued 20,161,000 shares of stock and assumed $12,266,282 in mortgages secured by the assets.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Assets Acquired

The required financial statements for each of the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for each of the transactions described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

None

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our S-1 Registration Statement deemed effective on February 1, 2012, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; and  our ability to identify and close on suitable investments. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2012	James River Holdings Corporation

	By:	/s/ J. Barry Watts
	Name:	J. Barry Watts
	Title:	Chief Executive Officer